CORPORATE ACCESS NUMBER: 205681331


                                    Alberta

                             BUSINESS CORPORATIONS ACT



                                  CERTIFICATE
                                      OF
                                   AMENDMENT



                             DYNAMIC RESOURCES CORP
                      AMENDED ITS ARTICLES ON 2004/03/O5.

                             BUSINESS CORPORATIONS ACT
                         (SECTION 29 OR 173)    FORM 4

ALBERTA MUNICIPAL AFFAIRS Registries 	ARTICLES OF AMENDMENT

1. NAME OF CORPORATION:			2. CORPORATE ACCESS NUMBER

	DYNAMIC VENTURES LTD.			205681331|



3.    THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE
      AMENDED AS FOLLOWS:

      1. Pursuant to Section 173(i)(a) of the Business Corporations Act (Alberta), Item 1 of the
            Articles of the Corporation be and is hereby amended to read:

            "1.  Name of Corporation

                 DYNAMIC RESOURCES CORP."

      2. Pursuant to Section 173(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation be and are hereby amended by consolidating all of the issed and outstanding Common Shares of the Corporation as evidenced by the attached Section 173
            (f) Schedule.

      						Filed with Alberta Registries
      						By Macleod Dixon LLP


      						March 5, 2005
						/s/ illegible


DATE	SIGNATURE		TITLE


	/s/ Robert Fedun
	-------------------
      	Robert Fedun